SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 2, 2008
PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware (STATE OR OTHER JURISDICTION OF INCORPORATION)	000-28275 (COMMISSION FILE NUMBER)	75-2837058 (IRS EMPLOYER IDENTIFICATION NO.)
500 NORTH CENTRAL EXPRESSWAY
PLANO, TX 75074
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(972) 881-2900
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE )
N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders
     The information set forth in Item 5.03 of this Form 8-K is incorporated herein by reference.
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On June 2, 2008, PFSweb, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) with the Delaware Secretary of State that serves to effect, as of June 2, 2008, a 1-for-4.7 reverse split (the “Reverse Split”) of the Company’s common stock (the “Common Stock”).
     Pursuant to the Reverse Split, the Common Stock was combined and reclassified based on a ratio of 4.7 shares of issued and outstanding common stock being combined and reclassified into one share of common stock. No fractional shares will be issued in connection with the Reverse Split. Shareholders who are entitled to fractional shares will receive cash in lieu of fractional shares.
     As of the opening of the Nasdaq Capital Market on June 2, 2008, the Company’s common stock began trading at the split-adjusted level. For a period of 20 trading days, the Company’s common stock will trade on a post-split basis under the trading symbol “PFSWD.” After this 20-trading-day period, the Company’s common stock will resume trading under the symbol “PFSW.”
ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit

3.1.	Amendment to Certificate of Incorporation of PFSweb, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.
Dated: June 2, 2008	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President and Chief Financial Officer